UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2012

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2012, J. Crew Group, Inc. (the “Company”), Chinos Intermediate Holdings B, Inc. (“Holdings”), Bank of America, N.A., as administrative agent, and each lender party thereto entered into that certain Amendment No. 1 to the Credit Agreement (“Amendment No. 1”), which modifies the Company’s $1,200 million term loan credit facility (the “Term Loan Facility”). Amendment No. 1 amends the Term Loan Facility to, among other things, (i) permit a one-time dividend to Holdings (and by Holdings to any direct or indirect parent of Holdings) in an amount up to $200 million and (ii) modify certain exceptions to the restrictive covenants in the credit agreement governing the Term Loan Facility that restrict the ability of Holdings, the Company and its subsidiaries to pay dividends on, or redeem or repurchase, capital stock, prepay certain indebtedness and make investments.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the dividend described below declared by Chinos Holdings, Inc. (the “Parent”), the Parent authorized cash payments equivalent to such dividend on a per share basis to certain members of the senior management team who previously invested in Parent by, among other things, rolling over vested stock options they held in the Company prior to the acquisition of the Company by affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. in March 2011.

The Company’s named executive officers and chief financial officer received aggregate dividend equivalent payments based on the number of shares covered by each holder’s respective rollover stock options as follows: Ms. Lyons - $774,850; Mr. Scully - $484,281; Ms. Wadle - $387,425; Ms. Markoe - $193,712; and Mr. Haselden - $42,229. The Company’s chief executive officer did not receive a dividend equivalent payment. In addition to the dividend equivalent payments, the Parent adjusted the exercise prices of all other outstanding stock options by reducing them in an amount equal to the dividend per share.

Item 8.01. Other Events.

On December 17, 2012, Parent’s Board of Directors declared, effective upon the effectiveness of Amendment No.1, as described in Item 1.01 above, a special cash dividend in the aggregate amount of $197.5 million payable on December 21, 2012 to stockholders of record on December 17, 2012 of the Parent’s Class A common stock and Class L common stock.

Item 9.01. Financial Statements and Exhibits

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of December 18, 2012, by and among J. Crew Group, Inc., Chinos Intermediate Holdings B, Inc., Bank of America, N.A., as administrative agent and each lender party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: December 18, 2012	By:	/s/ Stuart C. Haselden
Stuart C. Haselden
Chief Financial Officer